Exhibit 1.1

ARMOUR Residential REIT, Inc.

8,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

December 7, 2011

Deutsche Bank Securities Inc.

Ladies and Gentlemen:

ARMOUR Residential REIT, Inc. (the "Company"), a Maryland corporation that is externally managed by ARMOUR Residential Management LLC (the "Manager"), proposes to issue and sell to the Underwriter (as defined below) an aggregate of 8,000,000 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), pursuant to and in accordance with the terms and conditions of this underwriting agreement (the "Agreement").

It is understood that, subject to the conditions hereinafter stated, an aggregate of 8,000,000 shares of Common Stock (the "Firm Securities") will be sold to Deutsche Bank Securities Inc. (the "Underwriter") in connection with the public offering (the "Offering") and sale of such Firm Securities.  In addition, as set forth below, the Company proposes to issue and sell to the Underwriter, upon the terms and conditions set forth in Section 4 hereof, an aggregate of up to 1,200,000 additional shares of Common Stock ("Optional Securities").  The Firm Securities and the Optional Securities are hereinafter called the "Securities."

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-173682) (the "Shelf Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act" or "Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  The Shelf Registration Statement has been declared effective by the Commission. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the "Rule  430B Information") or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the "Registration Statement."  The Shelf Registration Statement originally became effective May 4, 2011 (the "Original Registration Statement").  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement" and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

The Shelf Registration Statement includes a prospectus dated May 4, 2011 (the "Base Prospectus").  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a "Preliminary Prospectus."  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the "Prospectus."  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").  All references in this Agreement to financial statements and schedules and other information which is "described," "contained," "included" or "stated" in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)           The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  As used herein, the phrase "to the knowledge of the Company" and similar phrases means such knowledge after due inquiry.

(c)           The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof.

(d)           Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date, and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof.

(e)           Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the pricing and other information set forth on Schedule III and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the "Time of Sale Disclosure Package"), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof. As used in this paragraph and elsewhere in this Agreement:

(i)           "Time of Sale" means before 9:30 a.m. (New York time) on the first day following the date of this Agreement.

(ii)           "Statutory Prospectus" means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)           "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a "bona fide electronic roadshow," as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act.

(iv)           "Issuer General Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(v)           "Issuer Limited-Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(f)           (A)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as prescribed hereby, did not and does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof.

(B)(1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an "excluded issuer" as defined in Rule 164 under the Securities Act.

(C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(g)           Neither the Company nor the Manager has distributed and will not distribute, prior to the later of the Option Closing Date and the completion of the Underwriter's distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter and listed in Schedule II hereto, or the Registration Statement.

(h)           Each of EisnerAmper LLP ("Eisner"), whose report appears in the Registration Statement, and is included in the Time of Sale Disclosure Package and the Prospectus, and Deloitte & Touche LLP ("Deloitte") are independent certified public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the "PCAOB").  To the knowledge of the Company, each of Deloitte and Eisner is duly registered and in good standing with the PCAOB.  Neither Deloitte nor Eisner has during the periods covered by the financial statements included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company or the Manager any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").  The financial statements and schedules (including the related notes) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  All adjustments necessary for a fair presentation of results for such periods have been made.  The selected financial, operating and statistical data set forth in any preliminary prospectus included in the Time of Sale Disclosure Package and the Prospectus under the captions "Prospectus Summary," "Selected Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, when read in conjunction with the Company's financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(i)           Each of the Company and its subsidiaries ("Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where failure to do could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in having a Material Adverse Effect.

(j)           The capitalization of the Company is as set forth under the caption "Capitalization" in the Time of Sale Disclosure Package and Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Securities" in the Time of Sale Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company's certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those described in the Time of Sale Disclosure Package and the Prospectus.  None of the outstanding shares of the Company's capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Time of Sale Disclosure Package and the Prospectus.  The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary other than those described in the Time of Sale Disclosure Package and the Prospectus.

(k)           Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, and except as described or contemplated in the Time of Sale Disclosure Package and Prospectus or otherwise disclosed to the Underwriter in writing: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l)           Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

(m)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, , except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors' rights generally and by general principles of equity.

(n)           The Securities to be purchased by the Underwriter from the Company have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Securities under the Company's certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(o)           The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Time of Sale Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(p)           There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus.

(q)           Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to have a Material Adverse Effect.

(r)           The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(s)           The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto.  Neither the Company nor the Manager has knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(t)           The Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(u)           The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company's knowledge, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

(v)           [reserved]

(w)           The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, product liability insurance, and insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(x)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(y)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Time of Sale Disclosure Package or the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

(z)           Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

(aa)           Except as disclosed in the Time of Sale Disclosure Package or the Prospectus or otherwise disclosed to the Underwriter, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(bb)           The shares of Common Stock comprising the Securities are listed on the New York Stock Exchange ("NYSE") and the Company's publicly traded warrants ("Warrants") are listed on the NYSE Amex and the Company is currently in compliance with all continued listing standards and corporate governance standards of the NYSE and NYSE Amex, as applicable, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the NYSE or NYSE Amex, as applicable.  The Common Stock and the Warrants are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(cc)           The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 ("SOX") that are currently effective and the rules and regulations promulgated in connection therewith.

(dd)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by NYSE, NYSE Amex, the Financial Industry Regulatory Authority ("FINRA") or under state securities laws or the laws of any foreign jurisdiction.

(ee)           The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(ff)           The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(gg)           At any time since its inception, the Company has not been a United States real property holding corporation within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the "Code").

(hh)           No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ii)           Neither the Company nor its Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, "Intellectual Property Rights") that would reasonably be deemed (i) necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus or that are (ii) necessary or material for the commercialization of the products, services and investments described in the Time of Sale Disclosure Package and the Prospectus as being under development.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property Rights.  There is no pending, or to the Company's knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others.

(jj)           Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the "Licenses") and, except as described in the Time of Sale Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the knowledge of the Company, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  To the knowledge of the Company, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained.  To the knowledge of the Company, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(kk)           Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its Subsidiaries: (A) are and at all times have been in compliance in all material aspects with all statutes, rules, regulations, or guidances applicable to the Company and its Subsidiaries ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the Internal Revenue Services or any other federal, state or foreign governmental authority having authority over the Company ("Governmental Authority") alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(ll)           The Company has made a timely election to be subject to tax as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2009 and December 31, 2010, respectively, and will make a timely election to be subject to tax as a REIT for its taxable year ended December 31, 2011. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's actual and proposed method of operation as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company's qualification and taxation as a REIT and descriptions of the Company's organization and proposed method of operation set forth in the Time of Sale Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(mm)           The description of the Company's organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company's operating policies and investment guidelines described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(nn)           There are no business relationships or related-party transactions involving the Company or any Subsidiary or the Manager or any other person required to be described in the Time of Sale Disclosure Package and the Prospectus that have not been described as required.

(oo)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the knowledge of each of the Company and the Manager, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of each of the Company and the Manager, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(pp)           [reserved]

(qq)           The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA.  "ERISA Affiliates" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member.  No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, or any of its ERISA Affiliates.  No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA).  Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(rr)           There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or the Manager.  The Company has not taken any action prohibited by Section 402 of SOX.

(ss)           None of the Company or its Subsidiaries or the Manager (collectively and individually, an "Entity"), or, to the knowledge of the Company, any director, officer, employee, representative or agent of any Entity or any affiliates thereof is providing services to the Company, except as described in the Time of Sale Disclosure Package.  No Entity or any director, officer, employee, representative or agent of any Entity or any affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and the Manager have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(tt)           The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of each of the Company and the Manager, threatened or contemplated.

(uu)           None of the Entities, nor, to the Company's knowledge, any director, officer, employee, agent, affiliate or representative of any of the Entities is an individual or entity ("Person") that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("Sanctions"), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; the Entity will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise); and the Entity has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(vv)           Except as disclosed in the Time of Sale Disclosure Package, the Company has not sold, issued or distributed any shares of securities during the six-month period preceding the date hereof.

(ww)           The market data and industry forecasts included in the Registration Statement and the Time of Sale Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company's control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. Any financial or other data regarding Bimini Capital Management, Inc. ("Bimini") or its affiliates or its direct and indirect subsidiaries, that is included in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package is derived from Bimini's publicly-available reports and is accurate in all material respects.

(xx)           Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package or the Prospectus, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect.

(yy)           All "non-GAAP financial measures" (as defined in the Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Regulations.

(zz)           To the Company's knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director's or officer's ability to be and act in the capacity of a director or officer of the Company.

(aaa)           The Company has not offered, or caused the Underwriter to offer, the Firm Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(bbb)           Neither the Company, the Manager nor, to the Company's knowledge, any affiliate of the Company or the Manager is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).  The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(ccc)           Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or the Manager with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Manager any affiliate of the Company or Manager that may affect the Underwriter's compensation, as determined by FINRA.

(ddd)           Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the past twelve months, other than payments to the Underwriter in connection with the Offering.

(eee)           To the Company's knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(fff)           No proceeds from the sale of the Firm Securities (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

(ggg)           To the Company's knowledge, no FINRA member intending to participate in the Offering has a conflict of interest with the Company.  For this purpose, a "conflict of interest" exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity.  "Members participating in the Offering" include managing agents, syndicate group members and all dealers which are members of FINRA.

(hhh)           Except with respect to the Underwriter in connection with the Offering, or as described in the Registration Statement, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.             Representations and Warranties of the Manager.  The Manager represents and warrants to, and agrees with, the Underwriter that:

(a)           Any information regarding the Manager and/or its subsidiaries that is included in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package is derived from the Manager's accounting or other applicable records and is accurate in all material respects.

(b)           The Manager has been duly organized and is existing and in good standing under the laws of its state of organization, with the limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Disclosure Package; and the Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(c)           The execution, delivery and performance of this Agreement and the transactions contemplated thereby, including the issuance and sale of the Securities will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, the organizational documents of the Manager or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject.

(d)           This Agreement has been duly authorized, executed and delivered by the Manager.

(e)           The management agreement between the Company and the Manager, as amended and described in the Time of Sale Disclosure Package (the "Management Agreement"), has been duly authorized, executed and delivered by the Manager and constitutes valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

(f)           No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) relating to the Manager is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(g)           The Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the Time of Sale Disclosure Package and the Management Agreement to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(h)           Except as disclosed in the Time of Sale Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(i)           To the knowledge of the Manager, no officers or other key persons of the Manager and its affiliates named in the Time of Sale Disclosure Package, or any member or employee of the Manager that would be reasonably be deemed significant to the delivery of services by the Manager to the Company as contemplated by the Time of Sale Disclosure Package plans to terminate his or her employment with the Manager or its affiliates. Neither the Manager nor, to the knowledge of the Manager, any officers or other key persons of the Manager named in the Time of Sale Disclosure Package, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Time of Sale Disclosure Package.

(j)           The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)           There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Manager's knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(l)           The Manager is not prohibited by the Investment Advisers Act of 1940, as amended ("Advisers Act"), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(m)           The Manager and each of its subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Manager or any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Manager has obtained directors' and officer's insurance in such amounts as is customary for companies engaged in the type of business conducted by the Manager.

(n)           The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management's general or specific authorization and (B) access to the Company's assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(o)           The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)           The Company's investment strategy described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Manager with respect to the operation of the Company's business, and no material deviation from such investment strategy is currently contemplated.

The Manager has also reviewed the representations and warranties of the Company set forth in Section 1 of this Agreement and, although the Manager is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of such representation and warranties, nothing has come to the Manager's attention which leads it to believe that such representations and warranties are inaccurate in any material respect.

Any certificate signed by the Manager and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Manager to the Underwriter as to the matters set forth therein.

The Manager acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.             Representations and Warranties of the Underwriter. The Underwriter represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus, or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(b)           It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

4.             Purchase of the Securities by the Underwriter.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase the Firm Securities at a price of $6.80 per Share, subject to adjustment in accordance with Section 9 hereof.  The Underwriter agrees to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           The Company hereby grants to the Underwriter and its designees an option to purchase from the Company all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per Share set forth above.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

5.             Delivery of and Payment for Securities.  Delivery of certificates for the Firm Securities to be purchased by the Underwriter from the Company against payments for such securities shall be made at the offices of the Underwriter (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Underwriter and the Company (the "First Closing Date").

The option to purchase Optional Securities granted in Section 4(b) hereof may be exercised during the term thereof by written notice to the Company from the Underwriter.  The option may be exercised in whole or part, and if in part, the option can be exercised on multiple occasions.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Underwriter, when the Optional Securities are to be delivered (the "Option Closing Date").  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates".)

Delivery of certificates for the Firm Securities and the Optional Securities shall be made by or on behalf of the Company to the Underwriter against payment by the Underwriter of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company.  The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Underwriter shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Underwriter at least one full Business Day prior to such Closing Date.  Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

6.             (a)           Covenants of the Company.  The Company covenants and agrees with the Underwriter as follows:

(i)           During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably object.

(ii)           After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(iii)           (i) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriter and to dealers, at its own expense, amendments or supplements to the Time of Sale Disclosure Package so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriter and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(iv)           The Company agrees that, until the Option Closing Date, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus".  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(v)           The Company shall furnish to the Underwriter, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi)           The Company shall take or cause to be taken all necessary action and furnish to whomever the Underwriter may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Underwriter shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(vii)           The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(viii)           Except for (i) the issuance of options to directors, officers, employees and consultants in the ordinary course under plans approved by the board of directors and disclosed in the Final Prospectus (and the issuance of stock upon the exercise thereof), and (ii) the filing of a registration statement on Form S-3 with respect to the issuance of shares of Common Stock pursuant to a Dividend Reinvestment and Share Purchase Plan, and the issuance of shares of Common Stock under such Plan, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld in the Underwriter's sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date of the Prospectus (the "Lock-Up Period").

Notwithstanding the foregoing, for the purpose of allowing the Underwriter to comply with FINRA's NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless the Underwriter waives, in writing, such extension.

(ix)           On or prior to the date hereof, the Company shall cause each of the Company’s directors and executive officers and certain stockholders of the Company, each of which are listed on Schedule IV hereto, to execute and deliver to the Underwriter a lock-up letter in the form of Schedule V hereto.

(x)           The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and Warrants.

(xi)           The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the heading "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(xii)           The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.  During the period of two years from the date hereof, the Company will deliver to the Underwriter copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Underwriter, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or FINRA.

(xiii)           The Company will use its best efforts to maintain the listing of its Common Stock on the NYSE and its Warrants on the NYSE Amex.

(xiv)           The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2010 and December 31, 2011, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

(xv)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(xvi)           During the period of five (5) years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(xvii)           The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriter of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Time of Sale Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney and Selected Dealer Agreements, (C) the filing fee of FINRA and the applicable fees and expenses of counsel for the Underwriter in connection with such submissions and the review of the Offering by FINRA, (D) any applicable listing fees, (E) the cost of printing certificates representing the Securities, (F) the cost and charges of any transfer agent or registrar, and (G) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.  The Company, on the one hand, and the Underwriter, on the other hand, shall be responsible for its own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel).  The Company shall not in any event be liable to any of the Underwriter for loss of anticipated profits from the transactions covered by this Agreement.  The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Underwriter prior to Closing) to be paid by the Company to the Underwriter and others.  If the Offering is not consummated for any reason whatsoever, then the Company shall reimburse the Underwriter in full for its out of pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriter (which legal fees shall not exceed $75,000).

(b)           Covenants of the Manager.  The Manager covenants and agrees with the underwriter as follows:

(i)           The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(ii)           The Manager shall abide by the terms of the restrictions set forth in Section 6(a)(ix) to this Agreement.

7.             Conditions of Underwriter's Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Underwriter shall approve and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter's satisfaction.

(b)           [reserved]

(c)           On each Closing Date, the Underwriter shall have received the favorable corporate and tax opinions of Akerman Senterfitt, counsel for the Company, dated as of such Closing Date, substantially in the form of Exhibit A-1 and Exhibit A-2, respectively, attached hereto.

(d)           On each Closing Date, the Underwriter shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, dated as of such Closing Date, in form and substance satisfactory to the Underwriter.

(e)           There shall have been furnished to the Underwriter a certificate of the Company and the Manager, dated as of each Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company and the Manager, respectively, to the effect that:

(i)           The representations and warranties of the Company and the Manager in this Agreement, as applicable, are true and correct, as if made at and as of such Closing Date, and the Company and the Manager have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)           Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(iv)           The signers of said certificate have carefully examined the Registration Statement and the Time of Sale Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Time of Sale Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Time of Sale Disclosure Package and the Prospectus which has not been so set forth; and

(vi)           Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Underwriter's judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(f)           On the date hereof, and on each Closing Date, the Underwriter shall have received from each of Eisner and Deloitte, a letter dated the date hereof addressed to the Underwriter each in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)           On or prior to the date hereof, the Underwriter shall have received a lock-up letter in the form of Schedule V hereto from each of the Company’s directors and executive officers and the Manager.

(h)           Since the date of the Prospectus, there has not been a Material Adverse Effect.

(i)           On or before each Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(j)           On or before each Closing Date, the Common Stock shall be listed on the NYSE and the Warrants shall be listed on the NYSE Amex.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.  The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Underwriter.  Any such cancellation shall be without liability of the Underwriter to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Manager contained herein, (B)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section being deemed to include the Base Prospectus included in the Registration Statement at the time it became effective and the Prospectus, all as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company or the Manager filed in any jurisdiction (domestic or foreign) in order to qualify the Common Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) any omission or alleged omission from the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (B), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, Time of Sale Disclosure Package, Issuer Free Writing Prospectus, Base Prospectus, Prospectus or Application.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company or the Manager may otherwise have.

(b)           The Underwriter agrees to indemnify, defend and hold harmless the Company, and its respective directors, officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Underwriter contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus, Prospectus, Prospectus or any Application, (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from the Time of Sale Disclosure Package, any such Issuer Free Writing Prospectus, Base Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Time of Sale Disclosure Package, Issuer Free Writing Prospectus,  Base Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party for contribution or otherwise than under such subsection.  If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding,  in form and substance reasonably satisfactory to such indemnified party and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriter, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, on the one hand, and the Underwriter, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.             Substitution of Underwriters.  [Reserved].

10.           Effective Time and Termination.

(a)           This Agreement shall become effective at the date and time this Agreement is executed and delivered to the parties hereto.  Until this Agreement is effective, it may be terminated by the Company or by the Underwriter by giving notice as hereinafter provided to the Underwriter or by the Underwriter by giving notice as hereinafter provided to the Company, except that the provisions of Sections 6(q) and 8 hereof shall at all times be effective.  For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Underwriter of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriter or other securities dealers.

(b)           Until the First Closing Date, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by the Underwriter, (ii) any other condition of the obligations of the Underwriter hereunder is not fulfilled; (iii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriter's judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Underwriter's judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Underwriter, except as otherwise provided in Sections 6(n) or 8 hereof.

Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)           This Agreement may also be terminated as provided in Section 9 hereof.

11.           Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties, and agreements of the Company, Manager and the Underwriter herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter, the Company and the Manager contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

12.          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:	Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention: Equity Capital Markets Syndicate Desk
Facsimile: (212) 797-9344

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David J. Goldschmidt, Esq.
Facsimile: (917) 777-3574

If to the Company:	Armour Residential REIT, Inc.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Attention: Scott Ulm, Co-CEO
Facsimile: (561) 348-2408

with a copy to:	Akerman Senterfitt
Suntrust International Center
One SE 3rd Avenue
Miami, Florida 33131
Attention: Bradley Houser, Esq.
Facsimile: (305) 374-5095

13.           Information Furnished by Underwriter.  The statements set forth under the caption "Underwriting" in the table concerning the name of the Underwriter and the number of shares the Underwriter has agreed to purchase and in the paragraphs concerning sales by Underwriter to the public at the offering price and to dealers at such price less a concession in any preliminary Prospectus and the final Prospectus, and in the first two paragraphs under the caption "Underwriter - Stabilization, Short Positions and Penalty Bids" constitute the only written information furnished by or on behalf of the Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

14.           Parties.  This Agreement is made solely for the benefit of the Underwriter, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.  The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriter merely by reason of such purchase.

15.           Definition of "Business Day" and "Subsidiary."  For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "Subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

17.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.           Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a)           The Underwriter has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager on the one hand, and the Underwriter on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Manager on other matters;

(b)           The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms' length negotiations with the Underwriter, and the Company and the Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           The Company and the Manager have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)           Each of the Company and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.

19.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[signature page follows]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement,  that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

ARMOUR Residential REIT, Inc.

By:	/s/ Jeffrey J. Zimmer
Name: Jeffrey J. Zimmer
Title: Co-CEO and President

ARMOUR Residential Management LLC

By:	/s/ Jeffrey J. Zimmer
Name: Jeffrey J. Zimmer
Title: Co-General Partner

Confirmed and accepted as of the date first above mentioned:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jim Voorheis
Authorized Signatory

By:	/s/ Neil Abromavage
Authorized Signatory

[Underwriting Agreement Signature Page]

SCHEDULE I

[Reserved].

SCHEDULE II

Issuer Free Writing Prospectus

[None.]

SCHEDULE III

The price paid by each initial purchaser of the shares.

SCHEDULE IV

Lock-Up Agreements

Scott J. Ulm

Jeffrey J. Zimmer

Thomas K. Guba

John P. Hollihan, III

Stewart J. Paperin

Jordan Zimmerman

Robert C. Hain

Marc Bell

Dan Staton

SCHEDULE V

FORM OF LOCK-UP AGREEMENT

December ___, 2011

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention:  Equity Capital Markets Syndicate Desk

Ladies and Gentlemen:

In connection with the Underwriting Agreement (the “Underwriting Agreement”), to be dated on or about December ___, 2011, by and among ARMOUR Residential REIT, Inc. (“Company”) and the underwriters listed on Schedule I attached thereto (the “Underwriters”), to induce the Underwriters to consummate the transactions contemplated by the Underwriting Agreement, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)
sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of common stock, par value $0.001 per share, of the Company owned or acquired by the undersigned on or prior to the Closing Date, as defined in the Underwriting Agreement (the “Restricted Securities”),

(2)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities.

As used herein, “Restricted Period” means the period commencing on the date of the Prospectus (as defined in the Underwriting Agreement) and ending on the 30th day thereafter.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, provided, that (i) such Transfer shall not involve a disposition for value, (ii) the transferee agrees to be bound in writing by the restrictions set forth in this Lock-Up Agreement for the remainder of the Restricted Period and (iii) no filing by the transferor or transferee under the Securities Exchange Act of 1934, as amended, is required or voluntarily made in connection with such Transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period).

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of Deutsche Bank Securities Inc.

The undersigned hereby authorizes the Company’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

[signature page follows]

SIGNATURE PAGE TO THE LOCK-UP AGREEMENT

Very truly yours,

Signature

Name:

Address:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Exhibit A-1

December , 2011

DEUTSCHE BANK SECURITIES INC.
60 Wall Street, 4th Floor
New York, New York  10005

As Representatives to the several underwriters listed
in Schedule I of the Underwriting Agreement

Re:           ARMOUR Residential REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the "Company"), and ARMOUR Residential Management, LLC, a Delaware limited liability company ("Manager"), in connection with the sale (the "Transaction") of an aggregate of           shares of the Company's common stock, consisting of                  firm shares and             shares sold to cover over-allotments (collectively, the "Shares"), pursuant to that certain Underwriting Agreement (the "Underwriting Agreement") dated December     , 2011 among the Company and the Manager, on the one hand, and Deutsche Bank Securities Inc. as the representative (the "Representative") of the several underwriters listed on Schedule I to the Underwriting Agreement (the "Underwriters"), on the other hand.

This opinion is being delivered to you pursuant to Section 7(c) of the Underwriting Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

A
The Registration Statement of the Company on Form S-3 (File No. 333-173682) relating to the Shares (said Registration Statement in the form in which it became effective being referred to herein as the "Registration Statement") and the prospectus, which forms a part of the Registration Statement, dated May 4, 2011, relating to the offer and sale of the Shares (the "Base Prospectus") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the General Rules and Regulations promulgated thereunder (the "Rules and Regulations");

B	The preliminary Prospectus Supplement dated December __, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act;

C
The final Prospectus Supplement dated December __, 2011 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act (together with the Base Prospectus, the "Prospectus");

D	The other filings by the Company with the Commission, if any, that together with the Registration Statement constitute the Time of Sale Disclosure Package;

E
The Notice of Effectiveness that was issued by the U.S. Securities and Exchange Commission ("SEC") stating that the Registration Statement was declared effective under the Securities Act on May 4, 2011 at 4:00 P.M.;

F	The Underwriting Agreement; and

G	The documents that are filed as exhibits to the Registration Statement.

The foregoing documents and instruments are sometimes referred to herein as the "Documents."

Additionally, in connection with issuing this opinion letter we have reviewed originals or copies of the following other documents:

(i)	the following authorization documents with respect to the Company:

a.	the Articles of Incorporation of the Company, as amended to date, certified as true and complete by the Maryland State Department of Assessments and Taxation on December [ ], 2011 (the "Articles");

b.
the By-Laws of the Company, as amended to date, certified as true and correct by the Co-Chief Executive Officer of the Company (the "By-Laws," and together with the Articles, the "Company Organizational Documents");

c.
resolutions and minutes of the board of directors of the Company, dated [March 7, 2011], and a unanimous written consent adopted by the Company's Board of Directors, dated [March 7, 2011], which have been certified as true and correct by the Co-Chief Executive Officer of the Company;

d.	Certificate of Good Standing of the Company issued by the Maryland State Department of Assessments and Taxation, dated December [ ], 2011;

e.	Certificate of Status of the Company issued by the Florida Department of State, dated December [ ], 2011 (the "Company Florida Certificate of Status"); and

f.	a certificate to counsel from the Company, dated December [ ], 2011, a copy of which is attached hereto as Exhibit "A" (the "Company Certificate to Counsel").

(ii)	the following authorization documents with respect to the Manager:

a.	the Certificate of Formation of the Manager, as amended to date, certified as true and complete by the Delaware Secretary of State on December [ ], 2011 (the "Articles");

b.	the Operating Agreement of the Manager, dated March 4, 2008 among the members of the Manager (the "Operating Agreement," and collectively with the Articles, the "Manager's Organizational Documents");

c.	a unanimous written consent of the Board of Directors of the Manager, dated [March 7, 2011];

d.	Certificate of Status of the Manager issued by the Delaware Secretary of State, dated December [ ], 2011];

e.	Certificate of Status of the Company issued by the Florida Department of State, dated December [ ], 2011] (the "Manager Florida Certificate of Status"); and

f.	a certificate to counsel from the Manager, dated December [ ], 2011, a copy of which is attached hereto as Exhibit "B" (the "Manager Certificate to Counsel"); and

(iii)	the following authorization documents with respect to Enterprise Acquisition Corp., a Delaware corporation ("Enterprise"), which is a wholly-owned subsidiary of the Company:

a.	the Certificate of Incorporation of Enterprise, as amended to date, certified as true and complete by the Delaware Secretary of State on December [ ], 2011 (the "Articles");

b.	the By-Laws of Enterprise, as amended to date, certified as true and correct by the Corporate Secretary of Enterprise;

c.	Certificate of Good Standing of the Company issued by the Delaware Secretary of State, dated December [ ], 2011;

d.	Certificate of Status of the Company issued by the Florida Department of State, dated December [ ], 2011 (the "Enterprise Florida Certificate of Status"); and

e.
a certificate to counsel from the officers of Enterprise, dated December [  ], 2011, a copy of which is attached hereto as Exhibit "C" (the "Enterprise Certificate to Counsel" and, with the Company Certificate to Counsel and the Manager Certificate to Counsel, the "Certificates to Counsel").

With your consent, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Underwriting Agreement and in the Certificates to Counsel supplied to us by the Company, the Manager and Enterprise with respect to the factual matters set forth therein.  However, no opinion or factual confirmation is rendered hereunder as to the accuracy of the representations and warranties contained in the Underwriting Agreement or in the Certificates to Counsel.  Further, the factual matters set forth in the Certificates to Counsel have been provided to us solely for our benefit in issuing this opinion, and no party other than this firm is entitled to rely upon them.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Transaction; (b) the legal existence of each party to the Transaction other than the Company and the Manager; (c) the power of each party to the Transaction, other than the Company and the Manager, to execute, deliver and perform the Underwriting Agreement executed and delivered by such party and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party, other than the Company and the Manager, of the Underwriting Agreement; (e) the legality, binding effect and enforceability as to each party of the Underwriting Agreement; (f) here have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Underwriting Agreement; (g) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (h) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (i) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; (j) each recipient of the opinion letter has acted in good faith, without notice of any defense against enforcement of rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction, and has complied with all laws applicable to it that affect the Transaction; (k) the Transaction and the conduct of the parties to the Transaction comply with any requirement of good faith, fair dealing and conscionability; and (l) with respect to the Transaction and the Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress.

When used in this opinion letter, the phrases “to our knowledge,” “known to us” and the like means the knowledge of the lawyers in the "primary lawyer group" of factual matters.  For the avoidance of doubt, please be advised that in rendering these opinions we have made no independent investigation, including, without limitation, any search of court records, or search of the files of the Company, Enterprise or Manager.  For purposes of this opinion letter, the “primary lawyer group” means: (i) the lawyer who signs his or her name or the name of the firm to this opinion letter, (ii) the lawyers currently in the firm who are involved in preparing or negotiating this opinion letter, and (iii) the lawyers currently in the firm who are involved in negotiating or documenting the Transaction.

We are members of the Bar of the State of Florida. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of Florida, the Maryland General Corporation Law (Md. Code Ann., Corp. & Ass'ns. Art., Titles 1-3, the "MGCL")), the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA").  Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the laws of the State of Florida, the MGCL, the DGCL and the DLLCA.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1.           The Company is a corporation organized, validly existing and in good standing as a corporation under the MGCL. Based solely on the Company Florida Certificate of Status, the Company is authorized to transact business as a foreign corporation in the State of Florida, and its corporate status in Florida is active.  The Manager is a limited liability company organized under the DLLCA and in good standing as a limited liability company in the state of Delaware. Based solely on the Manager Florida Certificate of Status, the Manager is authorized to transact business as a foreign limited liability company in the State of Florida, and its limited liability company status in Florida is active. Enterprise is a corporation organized, validly existing and in good standing as a corporation under the DGCL.  Based solely on the Enterprise Florida Certificate of Status, Enterprise is authorized to transact business as a foreign corporation in the State of Florida, and its corporate status in Florida is active. Each of the Company, the Manager and Enterprise have the entity power to own or lease their respective properties, to conduct their respective business as described in the Time of Sale Disclosure Package and the Prospectus and to execute and deliver the Underwriting Agreement and to perform their respective obligations thereunder.

2.           The Company has the authorized capital stock that is set forth in the Time of Sale Disclosure Package and the Prospectus under the heading "Capitalization."  Based solely on: (a) a certificate from Continental Stock Transfer and Trust Company, in its capacity as the Company's Transfer Agent, and (b) the Certificate to Counsel, the Company has outstanding the number of shares of Common Stock set forth in the Time of Sale Disclosure Package and the Prospectus. There are no preemptive rights with respect to the Shares under the MGCL or the Company's Articles and By-Laws.

3.           The Shares have been duly authorized by the Company, and, when delivered  and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

4.           To our knowledge, except as described in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Prospectus: (a) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and (b) no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

5.           The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened.

6.           The Registration Statement, as of the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that we express no opinion as to the financial statements and related schedules therein).

7.           We do not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement the Time of Sale Disclosure Package, or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus are fairly summarized in all material respects.

8.           To our knowledge, there is no action, suit or proceeding, at law or in equity, or by or before any governmental agency, now pending or threatened against Company, Enterprise or Manager which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not so described as required.

9.           The execution and delivery of the Underwriting Agreement by the Company and the Manager, the consummation of the transactions contemplated therein and the issuance and sale of the Shares do not and will not: (a) conflict with or violate any of the terms or provisions of the Company Organizational Documents or the Manager Organizational Documents, (b) conflict with or result in a breach of, or default under, any of the terms or provisions of any contract that is filed as an exhibit to the Registration Statement, (c) to our knowledge, violate in any judgment, order or decree that is applicable to the Company, Enterprise or the Manager of any court or administrative tribunal; and (d) violate any Applicable Laws (as defined below).

10.           The Company and the Manager have authorized the execution, delivery and performance of the Underwriting Agreement by all necessary corporate and limited liability company action. The Underwriting Agreement has been duly executed and delivered by the Company and the Manager.

11.           No approval, consent, authorization, or order of or filing with any governmental agency or body or any court is required under Applicable Laws for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and made under the Securities Act and such as may be required by the New York Stock Exchange ("NYSE") or FINRA.

12.           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Prospectus will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

13.           The Common Stock is listed on the NYSE and such securities have been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, which registration is in effect as of the date hereof.

We have reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accountants of the Company, at which conferences the contents of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, nothing has come to our attention which leads us to believe that (A) the Registration Statement (or any amendment thereto), at the time it became effective for purposes of Section II of the Securities Act, as such section applies to the Underwriters (the "Effective Time") contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) the Time of Sale Disclosure Package, at the Initial Sale Time, contained an untrue statement of a material or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) the Prospectus as of the date of the Prospectus Supplement and at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no opinion with respect to the financial information or other financial data and information set forth in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus).

When used in this opinion letter, the term "Applicable Laws" means the Florida, and federal laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the Manager, the Underwriting Agreement or the Transaction, excluding the laws, rules and regulations set forth below. The following Florida and federal laws, rules and regulations are expressly excluded from the scope of this opinion: (a) except as set forth in paragraphs 4-8, 11, 12, 14, and the paragraph immediately following paragraph 15, securities laws, rules and regulations, including state blue sky laws and regulations of FINRA; (b) Federal Reserve Board margin regulations; (c) laws, rules and regulations regulating banks and other financial institutions, insurance companies and investment companies; (d) pension and employee benefit laws, rules and regulations, such as the Employee Retirement Income Security Act (ERISA);  (e) labor laws, rules and regulations, including laws on occupational safety and health (OSHA); (f) antitrust and unfair competition laws, rules and regulations; (g) laws, rules and regulations concerning compliance with fiduciary requirements; (h) laws, rules and regulations concerning the creation, attachment, perfection and priority of any lien or security interest; (i) laws, rules and regulations relating to taxation; (j) bankruptcy, fraudulent conveyance, fraudulent transfer and other insolvency laws; (k) environmental laws, rules and regulations; (l) laws, rules and regulations relating to patents, copyrights, trademarks, trade secrets and other intellectual property; (m) local laws, statutes, administrative decisions, ordinances, rules or regulations, including any zoning, planning, building, occupancy or other similar approval or permit or any other ordinance or regulation of any county, municipality, township or other political subdivision of the State of Florida; (n) criminal and state forfeiture laws and any racketeering laws, rules and regulations; (o) other statutes of general application to the extent that they provide for criminal prosecution; (p) laws relating to terrorism or money laundering; and (q) laws, regulations and policies concerning national and local emergency and possible judicial deference to acts of sovereign states.

We did not physically witness the execution and delivery of the Underwriting Agreement and our opinions herein regarding the execution and delivery of the Underwriting Agreement by the Company and the Manager are based solely on our review of the Certificates to Counsel in which the Company and the Manager confirmed that they had executed and delivered the Underwriting Agreement.

We express no opinion in paragraph 9 as to compliance or non-compliance with provisions in other agreements that require financial calculations or determinations to ascertain compliance or relating to any other aspects of the financial condition or results of operations of the Company or the Manager.

We express no opinion as to any consent, approval, authorization or other action or filing necessary for the ongoing operation of the Company, Enterprise or the Manager, or each of their respective businesses.

This opinion letter is furnished to you solely for the Underwriters' benefit in connection with the Transaction and may not be relied upon by any third party for any other purpose without our prior written consent in each instance. Further, copies of this opinion letter may not be furnished to any other party, nor may any portion of this letter be quoted, circulated or referred to in any other document without our prior written consent.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

Exhibit A-2

December __, 2011

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the Company's issuance and sale of  _____ shares of the Company's common stock, par value $0.001 per share, pursuant to the Company's prospectus, dated May 4, 2011, included in the shelf Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on April 22, 2011, and the related final prospectus supplement, dated December __, 2011 (the “Prospectus Supplement”).

In rendering this opinion, we have examined and relied on the following documents, among other items:

1.             Articles of Amendment and Restatement of the Company;

2.             Bylaws of the Company;

3.             Amended and Restated Articles of Incorporation of ARMOUR Residential REIT,
Inc.;

4.	a certificate of certain factual representations of the Company dated December __, 2011 (the “Certificate of Representations”);

5.	a copy of the 2010 1120−REIT, U.S. Income Tax Return for Real Estate Investment Trusts, for the Company; and

6.	the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act.

In our examination of the foregoing documents, we have assumed that (i) all factual representations and statements in such documents are true and correct, (ii) each party who has executed or adopted, or will execute or adopt, the documents had, or will have, the proper authority and capacity, (iii) any documents that have been provided to us in draft form will be executed, adopted and/or filed without material modification, and (iv) the Company will operate in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate of Representations.

For purposes of rendering this opinion, we have also assumed (i) the accuracy of the factual representations contained in the Certificate of Representations and that each representation contained in the Certificate of Representations to the best of the Company’s knowledge is accurate and complete without regard to such qualification as to the best of the Company’s knowledge, (ii) that the Certificate of Representations has been executed by an appropriate and authorized officer of the Company, and (iii) the genuineness of the signature on the Certificate of Representations.

Based on the foregoing and in reliance thereon, and subject thereto and on an analysis of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby state our opinion that (1) commencing with its initial taxable year that ended on December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2011 and subsequent years, and (2) the discussion set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” as supplemented by the related final Prospectus Supplement under the heading “Supplement to U.S.  Federal Income Tax Considerations” constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the securities being registered on the Registration Statement, subject to the qualifications set forth therein.  This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

The Company’s qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping.  We do not undertake to monitor whether the Company actually will satisfy the various REIT qualification tests.  We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

This opinion is furnished in connection with the transaction described herein.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law.

51